                                                                  Exhibit 4.10



                      ====================================


              CONVERTIBLE PREFERRED SECURITIES GUARANTEE AGREEMENT


                              Lomak Financing Trust


                          Dated as of October 22, 1997


                      ====================================

                                TABLE OF CONTENTS

                                                                                                                  Page


                                                       ARTICLE I
                                            DEFINITIONS AND INTERPRETATION
         SECTION 1.1                Definitions and Interpretation...................................................3

                                                      ARTICLE II
                                                  TRUST INDENTURE ACT
         SECTION 2.1                Trust Indenture Act; Application.................................................5
         SECTION 2.2                Lists of Holders.................................................................6
         SECTION 2.3                Reports by the Preferred Guarantee Trustee.......................................6
         SECTION 2.4                Periodic Reports to Preferred Guarantee Trustee..................................6
         SECTION 2.5                Evidence of Compliance with Conditions Precedent.................................6
         SECTION 2.6                Events of Default; Waiver........................................................7
         SECTION 2.7                Event of Default; Notice.........................................................7
         SECTION 2.8                Conflicting Interests............................................................7

                                                      ARTICLE III
                                             POWERS, DUTIES AND RIGHTS OF
                                              PREFERRED GUARANTEE TRUSTEE
         SECTION 3.1                Powers and Duties of the Preferred Guarantee Trustee.............................7
         SECTION 3.2                Certain Rights of Preferred Guarantee Trustee....................................9
         SECTION 3.3.               Not Responsible for Recitals or Issuance of Preferred
                                    Securities Guarantee........................................................... 11

                                                      ARTICLE IV
                                              PREFERRED GUARANTEE TRUSTEE
         SECTION 4.1                Preferred Guarantee Trustee: Eligibility....................................... 12
         SECTION 4.2                Appointment, Removal and Resignation of Preferred
                                    Guarantee Trustee.............................................................. 12

                                                       ARTICLE V
                                                       GUARANTEE
         SECTION 5.1                Guarantee...................................................................... 13
         SECTION 5.2                Waiver of Notice and Demand.................................................... 13
         SECTION 5.3                Obligations Not Affected....................................................... 14
         SECTION 5.4                Rights of Holders.............................................................. 15
         SECTION 5.5                Guarantee of Payment........................................................... 15
         SECTION 5.6                Subrogation.................................................................... 15
         SECTION 5.7                Independent Obligations........................................................ 15

                                                      ARTICLE VI
                                       LIMITATION OF TRANSACTIONS; SUBORDINATION
         SECTION 6.1                Limitation of Transactions..................................................... 16
         SECTION 6.2                Subordination.................................................................. 16

                                                      ARTICLE VII
                                                      TERMINATION
         SECTION 7.1                Termination.................................................................... 16

                                                     ARTICLE VIII
                                                    INDEMNIFICATION
         SECTION 8.1                Exculpation.................................................................... 17
         SECTION 8.2                Indemnification................................................................ 17

                                                      ARTICLE IX
                                                     MISCELLANEOUS
         SECTION 9.1                Successors and Assigns......................................................... 18
         SECTION 9.2                Amendments..................................................................... 18
         SECTION 9.3                Assignments.................................................................... 18
         SECTION 9.4                Notices........................................................................ 18
         SECTION 9.5                Benefit........................................................................ 19
         SECTION 9.6                Governing Law.................................................................. 19

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITY EXCEPT
         (A) TO LOMAK PETROLEUM INC. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE BANK OF NEW YORK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR THE TRANSFER AGENT) OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS TRUSTEE (OR, IF THIS CERTIFICATE EVIDENCES COMMON STOCK, SUCH HOLDER MUST FURNISH TO THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO

         CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT). IF THIS CERTIFICATE DOES NOT EVIDENCE COMMON STOCK AND IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS LOMAK PETROLEUM, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

                                   ASSIGNMENT

            [FORM OF ASSIGNMENT FOR, CONVERTIBLE PREFERRED SECURITIES
                         THAT ARE NOT GLOBAL DEBENTURES]


For value received ___________________ hereby sell(s), assign(s) and transfer(s)
unto__________________________                (Please insert Social security or
                                              other taxpayer identification
                                              number of assignee.)

the within Security and hereby irrevocably constitutes and appoints ______________ attorney to transfer the said Convertible Preferred Security on the books of Lomak Financing Trust (the "Trust"), with full power of substitution in the premises.

In connection with any transfer of the within Convertible Preferred Security occurring prior to the Transfer Restriction Termination Date, the undersigned confirms that such Security is being transferred:

         [ ] To Lomak Petroleum, Inc. (the "Company") or a subsidiary thereof; or

         [ ] Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         [ ] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

         [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                                                  |   |
         ---                                       ---     The transferee is an
        |   |                                              Affiliate of the
                                                           Company.


Dated:
       ---------------------------


                                               ------------------------------


                                               ------------------------------
                                                        Signature(s)

                                               Signature(s) must be guaranteed
                                               by a commercial bank or trust
                                               company or a member firm of a
                                               major stock exchange.




                                               ---------------------------------
             Signature Guarantee*


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.







----------------

     *(Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                  This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of October 22, 1997, is executed and delivered by Lomak Petroleum, Inc. a Delaware corporation (the "Guarantor"), and The Bank of New York, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Lomak Financing Trust, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of October 22, 1997 among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof up to 2,200,000 preferred securities, having an aggregate liquidation amount of up to $110,000,000 designated the 5-3/4% Trust Convertible Preferred Securities.

                  WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

                  WHEREAS, as of the date hereof, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation
             ------------------------------

                  In this Preferred Securities Guarantee, unless the context otherwise requires:

                  (a) Capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this
                           Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee;

                  (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "AUTHORIZED OFFICER" of a Person means any Person that is authorized to bind such Person PROVIDED, HOWEVER, that the Authorized Officer signing an Officers' Certificate given pursuant to Section 314(a)(4) of the Trust Indenture Act shall be the principal executive, financial or accounting officer of such Person.

                  "CORPORATE TRUST OFFICE" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                  "COVERED PERSON" means any Holder or beneficial owner of Preferred Securities.

                  "EVENT OF DEFAULT" means (a) a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee or
(b) if applicable, the failure by the Guarantor to deliver Common Stock upon an appropriate election by the Holders of Preferred Securities to convert the Preferred Securities into shares of Common Stock.

                  "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) or Liquidated Damages (as such term may be defined in a supplement to the Indenture or a registration rights agreement entered into in connection with the issuance of the Preferred Securities) that are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price (the "Redemption Price"), and all accrued and unpaid Distributions to the date of redemption to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders upon liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Indenture) has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

         "HOLDER" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; PROVIDED, HOWEVER, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "INDEMNIFIED PERSON" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

         "INDENTURE" means the Indenture dated as of October 22, 1997, between the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture dated as of October 22, 1997, between the Debenture Issuer and The Bank of New York, as trustee.

         "MAJORITY IN LIQUIDATION AMOUNT OF THE PREFERRED SECURITIES" means, except as provided in the terms of the Preferred Securities, or except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

         "PREFERRED GUARANTEE TRUSTEE" means The Bank of New York, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "PREFERRED SECURITIES" means the 5-3/4% Trust Convertible Preferred Securities.

         "RESPONSIBLE OFFICER" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "SUCCESSOR PREFERRED GUARANTEE TRUSTEE" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "Trust Securities" means the Common Securities and the Preferred Securities.


                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1                Trust Indenture Act; Application
                           --------------------------------

                  (a) Upon its public offering pursuant to the registration requirements of the Securities Act, this Preferred Securities Guarantee will be subject to the provisions of the Trust Indenture Act that will be required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

                  (b) if and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2                Lists of Holders
                           ----------------

                  (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within 1 Business Day after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee, PROVIDED, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3                Reports by the Preferred Guarantee Trustee
                           ------------------------------------------

                  Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313 of the Trust Indenture Act if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4                Periodic Reports to Preferred Guarantee Trustee
                           -----------------------------------------------

                  The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as are required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                  Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5                Evidence of Compliance with Conditions Precedent
                           ------------------------------------------------

                  The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6                Events of Default; Waiver
                           -------------------------

                  The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall, unless and to the extent expressly provided therein, extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7                Event of Default; Notice
                           ------------------------

                  (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, PROVIDED, that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice thereof, or a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

SECTION 2.8                Conflicting Interests
                           ---------------------

                  The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                           PREFERRED GUARANTEE TRUSTEE

SECTION 3.1                Powers and Duties of the Preferred Guarantee Trustee
                           ----------------------------------------------------

                  (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders.

                  (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred
                  Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

             (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

             (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2                Certain Rights of Preferred Guarantee Trustee
                           ---------------------------------------------

                  (a) Subject to the provisions of Section 3.1:

                  (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

             (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

            (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

             (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or re- registration thereof).

                  (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

             (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

            (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

           (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

             (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (xii) The Preferred Securities Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

                  (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.               Not Responsible for Recitals or Issuance of Preferred
                           -----------------------------------------------------
                           Securities Guarantee
                           --------------------

                  The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.


                                   ARTICLE IV
                           PREFERRED GUARANTEE TRUSTEE

SECTION 4.1                Preferred Guarantee Trustee: Eligibility
                           ----------------------------------------

                  (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the com-bined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2                Appointment, Removal and Resignation of Preferred
                           -------------------------------------------------
                           Guarantee Trustee
                           -----------------

                  (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

                  (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

                  (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of resignation or removal, the Preferred Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

                  (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

                  (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this
Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1                Guarantee
                           ---------

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of setoff or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2                Waiver of Notice and Demand
                           ---------------------------

                  The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3                Obligations Not Affected
                           ------------------------

                  The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected, increased or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution, Liquidated Damages or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution, Liquidated Damages or other sum payable that results from the extension of any interest payment period on the Debentures);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4                Rights of Holders
                           -----------------

                  (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

                  (b) If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Preferred Securities may directly institute a proceeding against the Guarantor for enforcement of the Guarantee for such payment. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5                Guarantee of Payment
                           --------------------

                  This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6                Subrogation
                           -----------

                  The Guarantor shall be subrogated to all rights (if any) of the Holders of Preferred Securities against the Issuer in respect of any amounts paid directly or indirectly to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7                Independent Obligations
                           -----------------------

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1                Limitation of Transactions
                           --------------------------

                  So long as any Preferred Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Guarantor shall be in default with respect to its payment or other obligations under this Preferred Securities Guarantee or (iii) there shall have occurred and be continuing an Event of Default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Guarantor or the security being converted or exchanged for Capital Stock of the Guarantor (iv) dividends or distributions in Common Stock of the Guarantor or
(v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan or the issuance of stock under any such plan (including the plan existing on the date hereof) in the future, or the redemption or repurchase of any such rights pursuant thereto) or make any guarantee payments with respect to the foregoing and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Debentures.

SECTION 6.2                Subordination
                           -------------

                  This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1                Termination
                           -----------

                  This Preferred Securities Guarantee shall terminate upon (i) full payment of the Redemption Price and accrued and unpaid distributions of all Preferred Securities, (ii) upon the distribution of the Guarantor's common stock to all of the Holders in respect of the conversion of the Preferred Securities into the Guarantor's common stock or upon the distribution of the Debentures to the Holders of all of the Preferred Securities (iii) upon full payment of the amounts payable in accordance with the Declaration or (iv) upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the

Preferred Securities or under this Preferred Securities - Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1                Exculpation
                           -----------

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 8.2                Indemnification
                           ---------------

                  The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

                  When the Preferred Guarantee Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy. insolvency or other similar law.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1                Successors and Assigns
                           ----------------------

                  All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 9.2                Amendments
                           ----------

                  Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the Preferred Securities then outstanding (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

SECTION 9.3                Assignments
                           -----------

                  Except in connection with any permitted merger or consolidation of the Guarantor with or into another entity or any permitted sale, transfer or lease of the Guarantor's assets to another entity as described in the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Preferred Securities then outstanding.

SECTION 9.4                Notices
                           -------

                  All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                           The Bank of New York
                           101 Barclay Street
                           Floor 21 West
                           New York, New York 10286
                           Attention:  Corporate Trust
                                    Administration
                           Facsimile No.:  (212) 815-5505

                  (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                           Lomak Petroleum
                           500 Throckmorton Street
                           Fort Worth, Texas 76102
                           Attn:  John H. Pinkerton
                           Facsimile No.: (817) 870-2914

                  (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.5                Benefit
                           -------

                  This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.6                Governing Law
                           -------------

                  THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                  THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                    LOMAK PETROLEUM, INC., as Guarantor



                                    By:
                                       ---------------------------------------
                                         Name:
                                         Title:


                                    THE BANK OF NEW YORK, as Preferred
                                    Guarantee Trustee



                                    By:
                                       ---------------------------------------
                                         Name:
                                         Title: